UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 12, 2006

Spectre Gaming, Inc.
(Exact name of registrant as specified in its charter)

Minnesota	0-25764	41-1675041
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

14200 23rd Avenue N.
Minneapolis, MN 55447
(Address of principal executive offices)

(763) 553-7601
(Registrant's telephone number, including area code)

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into Material Definitive Agreement.

Adoption of 2006 Stock Incentive Plan

On September 12, 2006, the board of directors of Spectre Gaming, Inc. (the “Company”) adopted the Company’s 2006 Stock Incentive Plan (the “2006 Plan”) and approved the reservation of 2,000,000 shares of Company common stock for issuance thereunder.

General

The 2006 Plan provides for the issuance of incentives in the following forms: (i) non-statutory stock options and, subject to shareholder approval, incentive stock options; (ii) stock-appreciation rights (commonly referred to as “SARs”); (iii) restricted stock or restricted stock units; (iv) stock awards; and (v) performance awards (i.e., performance shares and performance units). Employees, officers and directors of, and key consultants to, the Company (including its subsidiaries and affiliates) are eligible to receive incentives under the 2006 Plan. A copy of the 2006 Plan is being filed as an exhibit to this report.

Administration

The 2006 Plan is to be administered by the board of directors through a compensation committee, to be composed entirely of non-employee directors who are intended to meet the criteria of “outside director” under Code Section 162(m) and “non-employee director” under Section 16 of the Securities Exchange Act of 1934, or by the entire board of directors. The committee (or entire board, as the case may be) selects the participants who receive options or awards, the form of those awards, the number of shares or dollar targets of the options or awards and all terms and conditions of the options or awards. The committee or board also certifies the level of attainment of performance targets.

Maximum Stock Award Levels

The maximum number of shares available for awards under the 2006 Plan is 2,000,000. No individual participant may be granted stock options and SARs in any single fiscal year during the term of the 2006 Plan in respect of more than 500,000 shares of common stock. In addition, the maximum number of performance shares issuable under the 2006 Plan to any participant for any fiscal year is 500,000 shares.

Types of Incentives

Stock Options. The committee or board may grant non-qualified and incentive stock options to eligible participants to purchase shares of common stock from the Company. The 2006 Plan confers on the committee or board discretion, with respect to any such stock option, to determine the term of each option, the time or times during its term when the option becomes exercisable and the number and purchase price of the shares subject to the option. The exercise price of incentive stock options may not be less than 100% of the fair market value of the stock subject to the option on the date of the grant and, in some cases, may not be less than 110% of such fair market value. The exercise price of non-statutory options may not be less than 100% of the fair market value of the stock on the date of grant, with limited exceptions for awards that satisfy the requirements for deferred compensation under Section 409A of the Internal Revenue Code.

The maximum term of options under the 2006 Plan is ten years, except that in certain cases the maximum term is five years. Subject to the discretion of the committee or board, options under the 2006 Plan generally terminate pursuant to provisions contained in each option holder’s agreement with the Company. Nevertheless, no option may remain exercisable or continue to vest beyond its expiration date, and any incentive stock option that remains unexercised more than one year following termination by reason of death or disability, or more than three months following termination for other reasons, will be deemed a non-statutory stock option.

Stock-Appreciation Rights. A stock-appreciation right or SAR is a right to receive, without payment to the Company, a number of shares, the amount of which is equal to the aggregate amount of the appreciation in the shares of common stock as to which the SAR is exercised. For this purpose, the “appreciation” in the shares consists of the amount by which the fair market value of the shares of common stock on the exercise date exceeds (a) in the case of an SAR related to a stock option, the purchase price of the shares under the option or (b) in the case of an SAR granted alone, without reference to a related stock option, an amount determined by the committee or board at the time of grant. The committee or board has the discretion to determine the number of shares as to which a SAR will relate as well as the duration and exercisability of a SAR.

Restricted Stock and Restricted Stock Units. The committee or board may also grant shares of restricted stock that are subject to the continued employment of the participant and may also be subject to performance criteria at the discretion of the committee or board. Generally, if the participant’s employment terminates prior to the completion of the specified employment or the attainment of the specified performance goals, the awards will lapse (i.e., the restricted stock will be forfeited). The committee or board may provide for a prorated attainment of time-based restrictions. Generally, an award will not vest during a period less than one year following the date of the award unless the committee or board determines otherwise. During the restriction period, unless the committee or board determines otherwise, a participant who holds restricted stock will be entitled to vote the shares and to receive cash dividends, if any are declared. The committee or board may also grant restricted stock units, which represent rights to receive shares of common stock at a future date subject to terms and conditions, including a risk of forfeiture, established by the committee or board. Participants generally have not rights as stockholders with respect to the restricted stock units, except that they may have certain rights to receive an amount equal to dividends paid by the Company on the equivalent number of shares of common stock.

Stock Awards. Stock awards consist of the transfer by the Company to an eligible participant of shares of common stock, without payment, as additional compensation for services to the Company. The number of shares transferred pursuant to any stock award is determined by the committee or board.

Performance Awards. The committee or board may grant performance units or performance shares. Performance units entitle the participant to receive a specified dollar value, variable under conditions specified in the award, if the performance objectives specified in the award are achieved and the other terms and conditions thereof are satisfied. Performance shares entitle the participant to receive a specified number of shares of common stock, or the equivalent cash value, if the performance goals specified in the award are achieved and other terms are satisfied.

Performance goals for performance awards that are intended to qualify as “performance-based” compensation within the meaning of Section 162(m) of the Code shall be based on one or more of the following financial criteria: earnings per share, operating income, net income, cash flow, gross profit, gross profit return on investment, gross margin return on investment, gross margin, working capital, earnings before interest and tax (EBIT), earnings before interest, tax, depreciation and amortization (EBITDA), return on equity, return on assets, return on capital, revenue growth, total shareholder return, and economic value added. For performance awards that are intended to so qualify under Section 162(m), the targets shall be established within the required time period. The committee or board, in its sole discretion, may modify the performance goals if it determines that circumstances have changed and modification is required to reflect the original intent of the performance goals; provided, however, that no such change or modification may be made to the extent it increases the amount of compensation payable to any participant who is a “covered employee” within the meaning of Code Section 162(m).

Transferability of Incentives

Incentives granted under the 2006 Plan may not be transferred, pledged or assigned by the holder thereof except, in the event of the holder’s death, by will or the laws of descent and distribution to the limited extent provided in the 2006 Plan or the incentive, or (in the case of a stock option or a SAR) pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder. Nevertheless, stock options and SARs may be transferred by the holder thereof to the holder’s spouse, children, grandchildren or parents (collectively referred to as “family members”), to trusts for the benefit of such family members, to partnerships or limited liability companies in which family members are the only partners or shareholders, or to entities exempt from federal income taxation pursuant to Code Section 501(c)(3).

Effect of Certain Corporate Events

Unless otherwise provided in the agreement for an incentive, in the event of an acquisition of the Company through the sale of substantially all of the Company’s assets or through a merger, exchange, reorganization or liquidation of the Company or a similar event as determined by the compensation committee or board (collectively referred to herein as a “transaction”), the committee or board shall be authorized, in its sole discretion, to take any and all action it deems equitable under the circumstances, including but not limited to:

•
terminating the 2006 Plan and all incentives and (i) granting the holders of outstanding vested options, in lieu of any shares of common stock they would be entitled to receive under such options, such stock, securities or assets, including cash, as would have been paid to such participants if their options had been exercised and such holder had received common stock immediately prior to such transaction (with appropriate adjustment for the exercise price, if any), (ii) granting the holders of performance shares and/or SARs that entitle the participant to receive common stock, in lieu of any shares of common stock each participant was entitled to receive as of the date of the transaction pursuant to the terms of such incentive, if any, such stock, securities or assets, including cash, as would have been paid to such participant if such common stock had been issued to and held by the participant immediately prior to such transaction; and (iii) treating holders of any incentive which does not entitle the participant to receive common stock in an equitable manner as determined by the committee or board

•
providing that participants holding outstanding vested common stock-based incentives shall receive, with respect to each share of common stock issuable pursuant to such incentives as of the effective date of any such transaction, at the determination of the committee or board, cash, securities or other property, or any combination thereof, in an amount equal to the excess, if any, of the fair market value of such common stock on a date within ten days prior to the effective date of such transaction over the option price or other amount owed by a participant, if any, and that such incentives shall be cancelled, including the cancellation without consideration of all options that have an exercise price below the per share value of the consideration received by the Company in the transaction

•
providing that the 2006 Plan (or a replacement plan) shall continue with respect to incentives not cancelled or terminated as of the effective date of such transaction and provide to participants holding such Incentives the right to earn their respective incentives on a substantially equivalent basis (taking into account the transaction and the number of shares or other equity issued by such successor entity) with respect to the equity of the entity succeeding the Company by reason of such transaction, and

•
providing that all unvested, unearned or restricted incentives shall be void and deemed terminated, or, in the alternative, for the acceleration or waiver of any vesting, earning or restrictions on any incentive.

In addition, the committee or board may restrict the rights of participants in the event of a transaction to the extent necessary to comply with Section 16(b) of the Securities Exchange Act of 1934, the Code or any other applicable law or regulation.

Duration, Amendment and Termination

The board of directors may amend or discontinue the 2006 Plan at any time. However, no such amendment or discontinuance may adversely change or impair a previously granted incentive without the consent of the recipient thereof. Certain 2006 Plan amendments require shareholder approval, including amendments which would increase the maximum number of shares of common stock which may be issued to all participants under the 2006 Plan, change the types of incentives that may be granted under the 2006 Plan, change the class of persons eligible to receive incentives under the 2006 Plan, or materially increase the benefits accruing to participants under the 2006 Plan.

Separation Agreement with Russell C. Mix

In connection with the resignation by Russell C. Mix of his position as the Company’s Chief Executive Officer (see Items 1.02 and 5.02 below), the Company entered into a Separation and Release Agreement with Mr. Mix effective September 12, 2006 (the “Separation Agreement”). Under the Separation Agreement, the parties agreed to the following:

•	the termination of that certain Employment Agreement between the parties, dated as of April 16, 2004

•	The Company’s payment of $15,000 to Mr. Mix

•	The cancellation of options to purchase up to 600,000 shares of common stock subject to that certain Option Agreement dated as of March 22, 2004, and

•
The execution and delivery of a 12-month Consulting Agreement between the parties, pursuant to which Mr. Mix will provide certain consulting services relating primarily to regulatory and training matters in consideration aggregating approximately $100,000.

Prior to entering into the Separation Agreement, the Company entered into a new Option Agreement with Mr. Mix pursuant to which the Company granted Mr. Mix the right to purchase up to 450,000 shares of common stock at $1.00 per share until September 12, 2008. Copies of the Separation Agreement, Consulting Agreement and Option Agreement are being filed as exhibits to this report.

Increase in Executive and Key Personnel Salaries

On September 12, 2006, the Company’s board of directors approved certain bonus payments and increases in salaries payable to two executives and one key employee. Specifically, the board of directors approved an increase in the salary payable to (i) D. Bradly Olah, the Company’s President and newly appointed Chief Executive Officer, to an annual amount of $250,000; (ii) Kevin M. Greer, the Company’s Chief Financial Officer, to an annual amount of $135,000; and (iii) Braun Martin, the Company’s Senior Vice President of Engineering, to an annual amount of $165,000. The board of directors also approved bonuses payable to Messrs. Olah and Greer in the amounts of $100,000 and $20,000, respectively. The salary increases approved by the board of directors will be retroactive to September 1, 2006.

Cancellation of Certain Options

On September 12, 2006, the Company’s board of directors approved the cancellation of certain outstanding common stock purchase options aggregating 1,550,000 shares of common stock. The cancelled options included common stock purchase options held by executive officers (including Messrs. Greer and Olah) and directors (including Messrs. Kenneth Brimmer, Namon Witcher and Robert Bonev) aggregating 1,400,000 shares of common stock.

New Option Grants

On September 12, 2006, the Company’s board of directors approved the issuance of common stock purchase options aggregating 2,032,500 shares. All options were granted with a purchase price of $0.88 per share, the fair value of the Company’s common stock on September 12, 2006. Of the new grants, options for 482,500 shares were granted pursuant to the 2006 Plan (all of which have a five-year term) and the remaining options were granted pursuant to the Company’s 2004 Stock Option Plan (all of which have terms ranging from approximately four years to approximately nine years).

Of the new option grants, Mr. D. Bradly Olah, the Company’s President and Chief Executive Officer, received options for the purchase of up to 600,000 common shares (100,000 of which shall expire on June 30, 2014 and the remainder of which shall expire on December 31, 2015); and Mr. Kevin M. Greer, the Company’s Chief Financial Officer, received options for the purchase of up to 500,000 common shares (250,000 of which shall expire on December 31, 2010 and the reminder of which shall expire on September 12, 2011). In addition, Mr. Kenneth Brimmer, a director of the Company, received options for the purchase of 250,000 common shares (expiring on December 31, 2014), and Messrs. Robert Bonev and Namon D. Witcher, both of whom are directors of the Company, each received options for the purchase of up to 150,000 common shares (in each case, expiring on December 31, 2014).

Restricted Stock Grants to Directors

On September 12, 2006, the Company’s board of directors approved a new policy for compensating members of the board of directors. Under the new policy, directors will receive annual grants of 25,000 shares of restricted and unregistered common stock that will vest ratably over three years. The annual grants will be made on June 30 of each year. In connection with the adoption of the policy, the board of directors approved the initial issuance of 25,000 shares of such restricted and unregistered common stock to each of the Company’s directors on September 12, 2006, which grant will represent the annual grant to directors for fiscal 2006.

Item 1.02 Termination of Material Definitive Agreement.

The disclosures made in Item 5.02 below are incorporated herein by this reference.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On September 12, 2006, the Company accepted the resignation of Russell C. Mix from his role as the Company’s Chief Executive Officer. The resignation was tendered pursuant to the terms and conditions of the Separation Agreement (see Item 1.01 above). On the same date, the Company appointed D. Bradly Olah as its new Chief Executive Officer.

Mr. Olah has served as the Company’s President and director since August 2, 2005 and previously served as a consultant to the Company since September 2003. Mr. Olah was the founder Chairman and Chief Executive Officer of Innovative Gaming Corporation of America from 1991 through February 1996, and also served as the Chief Financial Officer of that corporation from 1991 to 1993. Innovative Gaming Corporation of America was credited with launching the world’s first multi-station, multi-player electronic table games (Craps, Blackjack and Roulette). During various periods from April 1996 until May 2003, Mr. Olah served as a director, Chief Executive Officer and Chief Financial Officer of Wits Basin Precious Minerals, Inc. (WITM.OB). He also served as a director of Natural Resources Geophysical Corporation until its sale to Eagle Geophysical of Houston, Texas.

Mr. Olah’s current employment arrangement with the Company (effective as of September 1, 2006) provides him with an annual salary of $250,000 (see Item 1.01 above). In addition, on September 12, 2006 the Company’s board of directors approved a one-time lump sum bonus payment to Mr. Olah in the amount of $100,000.

Item 8.01 Other Events.

issued a press release relating the financing transaction described in Items 1.01 and 3.02 of this current report. A copy of the press release is being filed as an exhibit to this current report.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description

10.1	2006 Stock Incentive Plan.

10.3	Separation and Release Agreement with Russell C. Mix, dated as of September 12, 2006.

10.3	Consulting Agreement with Russell C. Mix, dated as of September 12, 2006.

10.4	Stock Option Agreement with Russell C. Mix, dated as of September 12, 2006.

99.1	Press Release dated September 12, 2006.

*    *    *    *    *

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Spectre Gaming, Inc.

	By:	/s/ Kevin M. Greer
Date: September 18, 2006		Kevin M. Greer, Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

10.1	2006 Stock Incentive Plan.

10.3	Separation and Release Agreement with Russell C. Mix, dated as of September 12, 2006.

10.3	Consulting Agreement with Russell C. Mix, dated as of September 12, 2006.

10.4	Stock Option Agreement with Russell C. Mix, dated as of September 12, 2006.

99.1	Press Release dated September 12, 2006.